                                                                    Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated February 1, 2002, included in Centene Corporation's Form 10-K for the year ended December 31, 2001, and to all references to our firm included in or made a part of this registration statement.


                                            /s/ Arthur Andersen LLP



St. Louis, Missouri
June 20, 2002